Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CERNER CORPORATION

ARTICLE I

The name of this Corporation is Cerner Corporation. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Delaware General Corporation Law”).

ARTICLE IV

The aggregate number of shares which this Corporation shall have authority to issue is 100 shares of capital stock all of which shall be designated “Common Stock,” each having a par value of $0.0001. Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

ARTICLE V

A.    The property, business and affairs of the corporation shall be managed and controlled by the board of directors. The number of directors of the corporation shall be fixed by, or in the manner provided in, the bylaws.

B.    A majority of the whole board of directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in this Certificate of Incorporation or the bylaws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the board of directors. As used in this Certificate of Incorporation, the term “whole board of directors” is hereby exclusively defined to mean the total number of directors which the corporation would have if there were no vacancies.

C.    Subject to the rights of holders of any series of preferred stock to elect directors, each person elected as a director of the Corporation at any annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”) after the 2020 Annual Meeting to succeed a person whose term of office as a director has expired, shall be elected for a term expiring at the next Annual Meeting. Each director elected at or prior to the 2020 Annual Meeting of stockholders shall be deemed to serve as a member of the class of directors to which he or she was so elected for the term elected. At and after the 2023 Annual Meeting, the directors shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each director shall hold office until a successor has been elected or qualified or until his or her earlier death, retirement, resignation or removal.

D.    Except for directorships created pursuant to this Certificate of Incorporation relating to the rights of holders of preferred stock or any series thereof, and except for vacancies in such directorships, any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and from and after the 2023 Annual Meeting any directors so chosen shall hold office until the next election of directors and until their respective successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. In the event of any increase or decrease in the authorized number of directors prior to the 2023 Annual Meeting: (i) each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term or his or her prior death, retirement, resignation or removal; and (ii) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of preferred stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the board of directors among the class or classes as nearly equal in number as the then total number of directors constituting the whole board of directors permits. A director who fills a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor.

E.    Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), prior to the election of directors at the 2023 Annual Meeting when the board of directors shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article V, section (E), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). From and after the election of directors at the 2023 Annual Meeting when the board of directors shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. For the purposes of this Article V, section (E): (i) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term “Voting Stock” shall mean the shares of all classes of capital stock of the corporation entitled to vote on removal of any director or the entire board of directors in the manner provided in this Article V, section (E) (except that if the next succeeding sentence is operative, then the outstanding shares of preferred stock shall not be considered “Voting Stock” for purposes of this Article V, section (E)). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of this Article V shall not apply with respect to the director or directors elected by such holders of preferred stock.

F.    [Omitted]

G.    There shall be no qualifications for election as directors of the corporation, except that no person shall be eligible to stand for election as a director if he has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

H.    Subject to the rights of holders of preferred stock, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given in accordance with the advance notice and proxy access procedures set forth in the Corporation’s bylaws, as amended from time to time. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedures.

I.    Except as may be otherwise specifically provided in this Article V, the term of office and voting power of each director of the corporation shall not be greater than nor less than that of any other director of the corporation.

ARTICLE VI

A.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B.    Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

ARTICLE VII

The original bylaws of the corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the board of directors is expressly authorized to make, adopt, alter, amend or repeal the bylaws of the corporation. Notwithstanding any other provisions in this Certificate of Incorporation or the bylaws of the corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the corporation shall have the power to make, adopt, alter, amend or repeal the bylaws of the corporation only upon the affirmative vote of eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article VII, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). For purposes of this Article VII: (i) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term “Voting Stock” shall mean the shares of all classes of capital stock of the corporation entitled to vote on making, adopting, altering, amending or repealing the bylaws of the corporation.

ARTICLE VIII

A.    The provisions of this Article VIII shall be applicable to certain Business Combinations (as hereinafter defined) and shall supersede any other provision of this Certificate of Incorporation or the Bylaws of the corporation or of law inconsistent therewith.

B.    In addition to any affirmative vote required by law or this Certificate of Incorporation (including, without limitation, any requirement that Business Combinations be approved by the holders of a specified percentage of preferred stock voting separately as a class) and except as otherwise expressly provided in section (C) of this Article VIII, any Business Combination shall require the affirmative vote of the holders of at least eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock considered for this purpose as one class (for purposes of this Article VIII, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

C.    The provisions of section (B) of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

D.    For the purposes of this Article VIII and for the purposes of such other paragraphs of this Certificate of Incorporation as is specified:

A “Business Combination” shall mean:

(i)    any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $500,000 or more; or

(iii)    the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $500,000 or more; or

(iv)    the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v)    any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

A “person” shall mean any individual, firm, corporation or other entity.

“Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on the issue in question, or immediately prior to the effectiveness of the action to be effected as a result of the vote:

(i)    is the beneficial owner, directly or indirectly, of 5% or more of the Total Voting Power of the outstanding Voting Stock, considered for this purpose as one class; or

(ii)    is an Affiliate of the corporation and at any time within the two-year period immediately prior to either the record date for the determination of stockholders entitled to notice of and to vote on the issue in question or the effectiveness of the action to be effected as a result of the vote, was the beneficial owner, directly or indirectly, of 5% or more of the Total Voting Power of the then outstanding Voting Stock, considered for this purpose as one class; or

(iii)    is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to either the record date for the determination of stockholders entitled to notice of and to vote on the issue in question or the effectiveness of the action to be effected as a result of the vote, beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

A person shall be a “beneficial owner” of any Voting Stock:

(i)    which such person or any of its Affiliates or Associates (as hereinafter defined), directly or indirectly, through any contract, arrangement, understanding or relationship, owns or has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, shares of such stock, or owns, has or shares the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such stock; or

(ii)    with respect to which such person or any of its Affiliates or Associates has the right to acquire, directly or indirectly, through any contract, arrangement, understanding or relationship, owns or has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, shares of such stock, or owns, has or shares the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such stock (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

(iii)    which are beneficially owned (as defined in (i) or (ii) above), directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

For the purpose of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of this definition of “beneficial owner” but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

“Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1987.

“Subsidiary” means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder, the term “Subsidiary” shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the corporation.

“Disinterested Director” means any member of the board of directors who is not an Interested Stockholder or an Affiliate of an Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder involved in the Business Combination became an Interested Stockholder, and any successor of a Disinterested Director who is not an Interested Stockholder or an Affiliate of an Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the board of directors; provided, however, that Clifford W. Illig, Neal L. Patterson, Paul N. Gorup, Henry S. Crist, Paul J. Finnegan and James A. Jackson, and any successor of any such person who is recommended by a majority of such persons or any such successors, are hereby deemed to be “Disinterested Directors.”

“Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors in good faith.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1987.

“Voting Stock” shall mean the shares of all classes of capital stock of the corporation entitled to vote on the issue (for purposes of this Article VIII, a Business Combination) in question.

“Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock.

E.    A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $500,000 or more. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article VIII and any interpretation approved by a majority of the Disinterested Directors shall be final and conclusive.

F.    Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation and subject to Article X of this Certificate of Incorporation.

ARTICLE X

None of the provisions of Article IV, Article V, Article VII, Article VIII, Article IX, Article XI or this Article X may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purpose of this Article X, each share of Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation), nor shall new provisions to this Certificate of Incorporation be adopted or existing provisions to this Certificate of Incorporation be amended, altered or repealed which in either instance are in conflict or inconsistent with Article IV, Article V, Article VII, Article VIII, Article IX, Article XI or this Article X except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class. Notwithstanding the foregoing, Article IV may be amended, altered, changed or repealed or new provisions to this Certificate of Incorporation may be adopted or existing provisions of this Certificate of Incorporation may be amended, altered or repealed which in either instance are in conflict or inconsistent with Article IV by such affirmative vote as is required by law if such amendment, alteration, repeal or addition shall have been approved by a majority of the Disinterested Directors (as defined in Article VIII of this Certificate of Incorporation). Any inconsistency developing between the provisions of a bylaw and any provisions of this Certificate of Incorporation shall be controlled by this Certificate of Incorporation. For the purposes of this Article X, (i) the term “Total Voting Power” shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term “Voting Stock” shall mean the shares of all classes of capital stock of the corporation entitled to vote on the issue in question.

ARTICLE XI

A.    No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

B.    Except as otherwise required by law and subject to the rights, if any, of the holders of preferred stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the chairman of the board of directors, the president of the corporation or the board of directors pursuant to a resolution approved by a majority of the whole board of directors.